UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 7, 2022, we entered into a series of contractual agreements (collectively, the “Meixin VIE Agreements”) with the majority stockholder (the “Selling Stockholder”) of Meixin Institutional Food Development Co., Ltd., a Taiwan corporation and a food processing and catering company (“Meixin”), and Meixin, of which we purchased 80% controlling interest of Meixin for $4,300,000. The Meixin VIE Agreements essentially confer control and management of Meixin as well as substantially all of the economic benefits of the Selling Stockholder in Meixin to us.

VIE Purchase Agreement. Pursuant to that VIE Purchase Agreement by and among Nocera, the Selling Stockholder, andMeixin, the Company purchased the Selling Stockholder’s 80% controlling interest of Meixin for a purchase price ofUS$4,300,000 and the VIE agreements described below.

Voting Rights Proxy Agreement. Pursuant to that certain Voting Rights Proxy Agreement, dated September 7, 2022,between the Company, the Selling Stockholder and Meixin, the Selling Stockholder irrevocably agreed to authorize Nocera or the individual then designated by Nocera (“Attorney”) to exercise, on his behalf, the following rights available to them in his capacity as a majority stockholder of Meixin under the then effective articles of association of Meixin (collectively, “Powers”): (a) to propose the convening of, and attend, stockholder meetings in accordance with the articles of association of Meixin on behalf ofthe Selling Stockholder; (b) to exercise voting rights on behalf of the Selling Stockholder on all matters required to be deliberated and resolved by the stockholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the Selling Stockholder and the sale or transfer of all or part of the equity held by Selling Stockholder in Meixin; (c) to exercise other the Selling Stockholder’s voting rights under the articles of association of Meixin (including any other the Selling Stockholder’s voting rights stipulated upon an amendment to such articles of association);(d) other voting rights that the Selling Stockholder shall enjoy under the Taiwan (R.O.C.) laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of the Voting Rights Proxy Agreement. The Selling Stockholder agrees not to revoke the authorization and entrustment accorded to the Attorney other than in the case where the Company gives the Selling Stockholder a written notice requesting the replacement of the Attorney, in which event the Selling Stockholder shall immediately appoint such other person as then designated by the Company to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization, and entrustment.

Exclusive Business Cooperation Agreement. Pursuant to that certain Exclusive Business Cooperation Agreement, September 7, 2022, between the Company and Meixin, the Company agreed to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service to Meixin as the technical consulting and service provider of Meixin in accordance with the conditions set forth herein during the term of the agreement. Meixin agrees to accept the technical consulting and services provided by the Company. Meixin further agreed that, without the prior written consent of the Company, during the term of this Agreement, it shall not accept any technical consulting and services identical or similar to Target Business that are provided by any third party.

Equity Pledge Agreement. Pursuant to that certain Equity Pledge Agreement, dated September 7, 2022, between theCompany, the Selling Stockholder and Meixin, the Selling Stockholder pledged all of his equity interests in Meixin to theCompany to guarantee the performance of Meixin’s obligations under the Exclusive Business Cooperation Agreement, includingthe payment of all debt of Meixin. Under the terms of the agreement, in the event that Meixin or the Selling Stockholder breachtheir respective contractual obligations under the Exclusive Business Cooperation Agreement, the Company, as pledgee, will beentitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. TheSelling Stockholder also agreed that upon the occurrence of any event of default, as set forth in the Equity Interest PledgeAgreement, the Company is entitled to claim indemnity. The Equity Pledge Agreement shall terminate upon the earlier of Miein’ssatisfaction of all contractual obligations and when all Secured Debt is paid in full.

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Pro Forma Condensed Combined Statement of Financial Position

As of June 30, 2022

	Note A	Note B	Pro Forma Adjustments
	Meixin	Nocera	Adjustment	Note	Pro Forma Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,694	$1,600,096	$1,366,124	1, 3	$3,030,914
Account receivables	–	548,035	–		548,035
Inventories	–	690,864	–		690,864
Advance to suppliers	–	17,321	–		17,321
Prepaid expenses and other assets	–	7,595	–		7,595
Due from a related party	–	1,963,324	–		1,963,324
Total current assets	64,694	4,827,235			6,258,053

Non-current assets
Retention receivables	–	25,234	–		25,234
Deferred tax asset, net	–	–	–		–
Property and equipment, net	–	65,624	–		65,624
Intangible assets	–	–	169,156	1	169,156
Goodwill	–	332,040	3,905,735	1	4,237,775
Total assets	$–	$422,898	$5,441,015		$4,497,789

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	Note A	Note B	Pro Forma Adjustments
	Meixin	Nocera	Adjustment	Note	Pro Forma Combined
LIABILITIES
Current liabilities
Notes payable	$–	$12,921	$–		$12,921
Accounts payable	–	3,482	–		3,482
Other payables and accrued liabilities	32	51,755	–		51,787
Advance receipts	–	512,915	–		512,915
Due to related parties	–	14,284	–		14,284
Warranty liability	–	312,320	–		312,320
Dividend payable	–	6,312	–		6,312
Income tax payable	–	37,780	–		37,780
Bank borrowings	–	27,757	–		27,757
Total current liabilities	32	979,616	–		979,648

Total liabilities	32	979,616	–		979,648

Commitments and contingencies	–	–	–		–
EQUITY
Common stock	64,662	10,707	(64,662)	1,2,3	9,018
Preferred stock	–	80	–		80
Additional paid-in capital	–	15,182,081	8,623,600	1,2,3	23,805,681
Statutory and other reserve	–	191,219	–		191,219
Retained earnings	–	(11,108,250))	(3,214,800)	3	(14,323,050)
Accumulated other comprehensive loss	–	(5,320)	–		(5,320)
TOTAL NOCERA, INC.’S STOCKHOLDERS’ EQUITY	64,662	4,270,517	5,342,449		9,677,628
Non-controlling interest	–	–	98,566	1	98,566
TOTAL SHAREHOLDER EUQITY	64,662	4,270,517	5,441,015		9,776,194

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$64,694	$5,250,133	$5,441,015		$10,755,842

Pro Forma Adjustments to the unaudited June 30, 2022 Condensed Combined Balance Sheet:

(A) Derived from the unaudited balance sheet of Meixin as of June 30, 2022

(B) Derived from the unaudited balance sheet of Nocera as of June 30, 2022

(1) to reflect the acquisition of 80% interest in Meixin at a consideration of US$4,300,000

(2) to reflect the 2:3 reverse stock split for each share of common stock issued and outstanding

(3) to reflect the issuance of 1,880,000 at common stock upon IPO

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Pro Forma Condensed Combined Statement of Loss and Comprehensive Loss

Year Ended June 30, 2022

	Note A	Note B	Pro Forma Adjustments
	Meixin	Nocera	Adjustment	Note	Pro Forma Combined
Net sales	–	5,103,658	–		5,103,658
Cost of revenues	$–	$(4,994,867)	$–		$(4,994,867)
Gross profit	–	108,791	–		108,791

Operating expenses
General and administrative expenses	–	(1,298,317)	–		(1,298,317)
Total operating costs	–	(1,298,317)	–		(1,298,317)

Loss from operations	–	(1,189,526)	–		(1,189,526)

Other income, net	–	1,999	–		1,999
Total other income (expenses)	–	1,999	–		1,999

Net (loss) income before income tax	–	(1,187,527)	–		(1,187,527)
Income tax expenses	–	(2,170)	–		(2,170)
Net loss	–	(1,189,697)	–		(1,189,697)
Less: Net loss attributable to non-controlling interests	–	–	–		–
Net loss attributable to the company	–	(1,189,697)	–		(1,189,697)

Comprehensive income (loss)
Net loss	–	(1,189,697)	–		(1,189,697)
Foreign currency translation gain (loss)	–	19,226	–		19,226
Total comprehensive loss	–	(1,170,471)	–		(1,170,471)

Less: comprehensive loss attributable to non-controlling interest	–	–	–		–
Comprehensive loss attributable to the Company	$–	$(1,170,471)	$–		$(1,170,471)

Loss per share
Basic		(0.1113)	–	1, 2	(0.1669)
Diluted		(0.1113)	–	1, 2	(0.1669)

Weighted average number of common shares outstanding
Basic		10,692,233	(3,563,591)	1, 2	7,128,642
Diluted		10,692,233	(3,563,591)	1, 2	7,128,642

Pro Forma Adjustments to the unaudited December 31, 2021 Condensed Combined Income Statement

(A) Derived from the unaudited income statement of Meixin as of June 30, 2022

(B) Derived from the unaudited income statement of Nocera as of June 30, 2022

(1)	to reflect the 2:3 reverse stock split for each share of common stock issued and outstanding
(2)	to reflect the issuance of 1,880,000 at common stock upon IPO

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